MMC ENERGY, INC. ANNONCES TURBINE PURCHASE

New York- May 20, 2008,/ PrimeNewswire/ -MMC Energy, Inc. (NASDAQ: MMCE) announced that on May 15, 2008, it agreed to purchase one LM-6000 PC Sprint® natural gas-fired turbine from GE Energy, to be used in its Escondido Energy Upgrade Project, a 50 MW natural gas-fired power plant in Escondido, San Diego County, California.

The total purchase price for the turbine is approximately $15.3 million, to be paid in several installments through December 31, 2008. The turbine is the primary equipment to be used in the Energy Upgrade Project, and will allow the Company to increase its capacity at the Escondido site, currently 44MW, as well as to greatly improve its efficiency and reduce its emissions generated per MW-hour.

In January 2008, the Escondido City Council approved the Company’s application for a conditional use permit to construct its Escondido Project. Upon receipt of an air permit from the San Diego Air Pollution Control District, the permitting process will be complete for the Escondido Project.

“We are pleased to announce this significant progress and further commitment to completing the Escondido Energy Upgrade Project by Summer 2009,” said Mike Hamilton, the Company’s CEO.

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or "MW."

The Company creates long-term value for its stockholders through disciplined asset acquisitions and hands-on post-acquisition asset management. The Company actively invests in electricity assets that provide essential services to key transmission-constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of upgrading two of these assets, the 100 MW MMC Chula Vista Energy Upgrade Project and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, replacing the existing 44 MW facilities at each site.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding Company's ability to expand existing generating facilities and exploit acquisition opportunities. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements, including those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Important Information:

In connection with the solicitation of proxies, the Company filed with the Securities and Exchange Commission (the ``SEC'') and mailed to stockholders a definitive proxy statement dated April 11, 2008. The Proxy Statement contains important information about the Company and the 2008 annual stockholders meeting. The Company's stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from the Company by writing to Investor Relations at MMC Energy, Inc., 26 Broadway, Suite 960, New York, NY 10004; or by phone at 212-977-0900; or through the Company's website at http://www.mmcenergy.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact Georgeson, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free at 877-868-4967 or collect at 212-440-9800

Source: MMC Energy Inc.

Contact:

MMC Energy Inc.
Denis G. Gagnon, Chief Financial Officer
(212) 977-0900
www.mmcenergy.com

BPC Financial Marketing
Investor Contact:
John Baldissera
(800) 368-1217